EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 9, 2004, except for Note 14, which is as of June 11, 2004, relating to the financial statements of NetLogic Microsystems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

San Jose, California

June 13, 2004